FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report(Date of earliest event reported) April 19, 2001
                                                        (April 20, 2001)

                       THE NATIONAL SECURITY GROUP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                      0-18649                          63-1020300
(State or other             (Commission File No.)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

                   661 East Davis Street, Elba, Alabama 36323
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (334) 897-2273

                                 Not Applicable

          (Former name or former address if changed since last report)

                   Total number of pages in this report is 2.

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Item 5.  Other Events

                                 Press Release

                       THE NATIONAL SECURITY GROUP, INC.
                 DECLARES CASH DIVIDEND AND 20% STOCK DIVIDEND

Elba, Alabama (April 19, 2001)...The Board of Directors of The National Security Group, Inc., declared a Quarterly Dividend of $.22 per share at its meeting on April 19, 2001. This represents an annual indicated rate of $.88 per share. This cash dividend is payable on May 31, 2001 to shareholders of record on May 7, 2001. The Board also declared a 20% stock dividend to be issued to stockholders of record on May 7, 2001. The stock dividend is to be effectuated on May 31, 2001 subsequent to the payment of the cash dividend. Fractional shares are to be paid in cash. With its home office in Elba, Alabama, The National Security Group, Inc, is an insurance holding company. The Company shares are traded on the NASDAQ National Market under the symbol NSEC.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          The National Security Group, Inc.

Dated:  April 20, 2001                     By:  /s/ Mickey L Murdock
                                              -----------------------------
                                               Mickey L Murdock
                                               Sr. Vice President
                                               Chief Financial Officer